SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2006

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

1635 Rosecrans Street, Suite D, San Diego, CA 92106
 (Address of principal executive offices)

Registrant's telephone number, including area code: (858) 488-7775

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Agreement

On April 5, 2006, the Board of Directors of International Sports and Media, Inc. appointed Don Hejminowski as a member of the Board of Directors.

Mr. Hejminowski entered into an agreement with the Company, effective as of April 5, 2006. The agreement has a twelve-month term, subject to renewal upon agreement of parties. Under the agreement, he will be issued 250,000 shares of the Company’s restricted common stock for his services. Mr. Hejminowski will also be entitled pre-approved expenses incurred on behalf of the Company including but not limited to travel expenses to attend Board meeting will be reimbursed.

Item 3.02  Unregistered Sales of Equity Securities

In accordance with the Director Agreement with Don Hejminowski dated April 5, 2006, referenced in Item 1.01, we authorized the issuance of 250,000 restricted shares to Mr. Hejminowski. The shares were valued at $.40 per share which was the closing price on day of issuance (closing bid price was $.18) and were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information required by this Item relating to the appointment of Mr. Hejminowski as a member of the Board of Directors is incorporated by reference from Item 1.01.

Biographical Information Regarding Don Hejminowski

Don Hejminowski – Mr, Hejmanowski has over 25 years of experience in the financial markets. In 1980, he began a career in the brokerage community, going on to serve in various positions in the investment world, including stockbroker, branch manager, vice president of trading operations and as a principal of a firm. In 1990, Mr. Hejmanowski left the brokerage community to work directly for public companies, and with private companies seeking to go public. His work has included corporate capital structure, mergers and acquisitions. Mr. Hejmanowski has served on the board of directors of 3dShopping.com, an American Stock Exchange listed company, and four companies listed on the Over-the-Counter Bulletin Board: from January 2001 to February 2002, Mr. Hejmanowski served on the board of NuTek, Inc.; from February 2001 to November 2001, he served on the board of NetCommerce, Inc. and from December 2001 to May 2003, he served on the board of Photonics, Inc. He has also served on the compensation committee and audit committee for 3dShopping.com. Currently, Mr. Hejmanowski serves as a director of LitFunding Corp.  Mr. Hejmanowski has also served as an officer or director of five start-up private entities. In 1981, he earned his Bachelor of Science degree in finance and a Bachelor of Arts degree in economics from Eastern Illinois University.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1

Director Agreement with Don Hejminowski.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

April 11, 2006 Date	/s/ Yan K. Skwara Yan K. Skwara, President